                                                                    EXHIBIT (a)1

                              FINANCIAL STATEMENTS

                         INTERNATIONAL PAY PHONES, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1995




                          MILLER SHERRILL BLAKE CPA PA

                               page 4 of 33 pages

                         INTERNATIONAL PAY PHONES, INC.

                                TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT                                      1

FINANCIAL STATEMENTS

       Balance Sheet                                              2

       Statement of Income and Retained Earnings                  3

       Statement of Cash Flows                                    4

       Notes to Financial Statements                             5-9

SUPPLEMENTARY INFORMATION REPORT                                 10

       Schedule of Cost of Goods Sold                            11

       Schedule of General and Administrative Expenses           12



                          MILLER SHERRILL BLAKE CPA PA

[MILLER SHERRILL BLAKE CPA PA LETTERHEAD]

May 21, 1996

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
International Pay Phones, Inc.
107 Dave Warlick Dr.
Lincolnton, North Carolina 28092

We have audited the accompanying balance sheet of International Pay Phones, Inc. (a South Carolina corporation) as of December 31, 1995, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Pay Phones, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



MILLER SHERRILL BLAKE CPA PA


/s/ Miller Sherrill Blake CPA
Lincolnton, North Carolina

                         INTERNATIONAL PAY PHONES, INC.
                                  BALANCE SHEET
                                December 31, 1995

     ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents                                 $    11,336
  Accounts Receivable                                           142,801
                                                            -----------
                     TOTAL CURRENT ASSETS                       154,137
                                                            -----------

PROPERTY AND EQUIPMENT
  Leasehold Improvements                                         16,000
  Office Furniture and Equipment                                 28,441
  Vehicles                                                      236,393
  Telephone Equipment                                         2,304,632
  Accumulated Depreciation                                   (1,563,039)
                                                            -----------
                     TOTAL PROPERTY AND EQUIPMENT             1,022,427
                                                            -----------

OTHER ASSETS
  Covenants Not to Compete - Net of Amortization                105,528
  Goodwill - Net of Amortization                                 21,282
                                                            -----------
                     TOTAL OTHER ASSETS                         126,810
                                                            -----------

TOTAL ASSETS                                                $ 1,303,374
                                                            ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses                     $   151,539
  Notes Payable                                                 107,125
  Notes Payable - Related Party                                  25,000
  Current Portion of Long-Term Debt                             343,763
                                                            -----------
                     TOTAL CURRENT LIABILITIES                  627,427
                                                            -----------

LONG-TERM LIABILITIES
  Notes Payable - Less Current Portion                          643,935
  Obligations under Capital Leases - Less Current Portion        95,895
                                                            -----------
                     TOTAL LONG-TERM LIABILITIES                739,830
                                                            -----------

                                      TOTAL LIABILITIES       1,367,257
                                                            -----------

STOCKHOLDERS' EQUITY
  Common Stock                                                   10,000
  Additional Paid - In - Capital                                 57,224
  Retained Earnings                                            (131,107)
                                                            -----------
                     TOTAL STOCKHOLDERS' EQUITY                 (63,883)
                                                            -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 1,303,374
                                                            ===========



        See Independent Auditors' Report and Notes to Financial Statement
                                    Page Two

                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995



Sales                                                                         $ 3,360,596

Cost of Goods Sold                                                              2,308,012
                                                                              -----------
                     GROSS PROFIT                                               1,052,584

Operating Expenses
- ------------------
  General And Administrative Expenses                                             517,868
  Depreciation Expense                                                            413,144
  Interest Expense                                                                149,248
                                                                              -----------
                     TOTAL OPERATING EXPENSES                                   1,080,260
                                                                              -----------


                                      INCOME FROM OPERATIONS                      (27,676)

Other (Income) Expense
- ----------------------
  (Gain) Loss on Sale of Assets                                                      (733)
                                                                              -----------
                     Total Other (Income) Expense                                    (733)

                     Income Before Corporate Taxes                                (26,943)

Deferred Tax Expense                                                               35,800
                                                                              -----------

                                      NET INCOME                                  (62,743)

BEGINNING RETAINED EARNINGS                                                       (68,364)
                                                                              -----------

                     ENDING RETAINED EARNINGS                                 $  (131,107)
                                                                              ===========


        See Independent Auditors' Report and Notes to Financial Statement
                                   Page Three

                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


Net Cash Flow From Operating Activities:
     Net Income                                                           $ (62,743)
     Adjustments to reconcile net income to net cash
     provided (used) by operating activities:
       Depreciation and Amortization                                        451,929
       Net (increase) decrease in receivables                               (61,817)
       Net increase (decrease) in accounts payable and accrued expenses      40,406
       Net change in deferred tax asset/liability                            35,800
       Gain on sale of property and equipment                                  (733)
                                                                          ---------
Net Cash Provided (Used) by Operating Activities                            402,842
                                                                          ---------

Cash Flow From Investing Activities:
       Purchase of equipment                                                (66,943)
                                                                          ---------
Net Cash Provided (Used) by Investing Activities                            (66,943)
                                                                          ---------

Cash Flow From Financing Activities:
       Payments to settle short-term debt                                  (148,738)
       Payments to settle long-term debt                                   (187,055)
       Proceeds from short-term debt                                         52,315
       Proceeds from long-term debt                                          50,000
       Payments under capital lease obligations                            (105,024)
                                                                          ---------
Net Cash Provided (Used) by Financing Activities                           (338,502)
                                                                          ---------

Net Increase (Decrease) In Cash and Cash Equivalents                         (2,603)

     Cash and Cash Equivalents at beginning of year                          13,939
                                                                          ---------

Cash and Cash Equivalents at end of year                                  $  11,336
                                                                          =========


Supplemental Disclosures
- ------------------------
  Interest Paid                                                           $ 149,248
                                                                          =========
  Income Taxes Paid                                                       $       0
                                                                          =========


        See Independent Auditors' Report and Notes to Financial Statement
                                    Page Four

                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- ---------------------------------------------------

Business Activity
- -----------------
International Pay Phones, Inc. was incorporated under the laws of the State of South Carolina on May 29, 1990. The Company purchases or leases pay phones from suppliers and installs them in various locations throughout the southeastern United States. Revenue is generated through contracts established with the property owners regarding the use of the phones.

Cash
- ----
Cash includes cash in bank and instruments with maturities of 30 days or less.

Depreciation
- ------------
Depreciation is computed using the straight-line and the accelerated cost recovery methods.


NOTE B - RELATED PARTY TRANSACTIONS
- -----------------------------------

The Company has the following notes payable due to related parties as of December 31, 1995:


Amounts payable to shareholders due on demand                            $25,000

Amounts payable to corporations related through common
ownership due on demand                                                   14,800
                                                                         -------
                                                                         $39,800
                                                                         =======

The Company rents its operating facility from a partnership related through common ownership. The rent expense totaled $19,508 for the year ended December 31, 1995.


NOTE C - RETIREMENT PLAN
- ------------------------
The Company sponsors a 401(k) plan covering all of the eligible employees who elect to participate. The Company matches 50% of each employees deferred salary up to a maximum to 2% of compensation. The contribution was $3,115 for the year ended December 31, 1995.


NOTE D - NOTES PAYABLE
- ----------------------
Short-term notes payable consist of the following at December 31, 1995:

      Lincoln Bank         $  50,000 10.25%      Personal Guarantees
      Olen Beal               50,000 12.00%      Personal Guarantees
      Conquest                 7,125 10.00%      Personal Guarantees
                           ---------
                           $ 107,125
                           =========

                        See Independent Auditors' Report
                                    Page Five

                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


NOTE E - LONG-TERM DEBT                                                                                                1995
- -----------------------                                                                                      --------------
Long-term debt consists of the following notes:

Note Payable - NationsBank                                                                                 $        10,261
    Due in monthly installments of $327.26 which includes interest calculated at 7.5%.
    Matures in November of 1998.  Secured by vehicle.

Note Payable - NationsBank                                                                                          10,264
    Due in monthly installments of $327.26 which includes interest calculated at 7.5%.
    Matures in November of 1998.  Secured by vehicle.

Note Payable - First Union National Bank                                                                             8,827
    Due in monthly installments of $292.10 which includes interest calculated at 6.25%.
    Matures in September of 1998.  Secured by vehicle.

Note Payable - First Union National Bank                                                                             8,827
    Due in monthly installments of $292.10 which includes interest calculated at 6.25%.
    Matures in September of 1998.  Secured by vehicle.

Note Payable - First Union National Bank                                                                             9,616
    Due in monthly installments of $327.49 which includes interest calculated at 7.5%.
    Matures in October of 1998.  Secured by vehicle.

Note Payable - Ford Motor Credit                                                                                    13,576
    Due in monthly installments of $395.81 which includes interest calculated at 11.75%.
    Matures in June of 1999.  Secured by vehicle.

Note Payable - First Union National Bank                                                                            12,285
    Due in monthly installments of $357.26 which includes interest calculated at 7.75%.
    Matures in March of 1999.  Secured by vehicle.

Note Payable - GMAC                                                                                                 16,105
    Due in monthly installments of $362.68 which includes interest calculated at 10.0%.
    Matures in August of 2000.  Secured by vehicle.

Note Payable - NationsBank                                                                                          21,478
    Due in monthly installments of $485.00 which includes interest calculated at 8.99%.
    Matures in June of 2000.  Secured by vehicle.

Note Payable - NationsBank                                                                                          29,398
    Due in monthly installments of $550.46 which includes interest calculated at 9.99%.
    Matures in December of 2001.  Secured by vehicle.



                        See Independent Auditors' Report
                                    Page Six

                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


NOTE E - LONG-TERM DEBT - (Continued)
- -------------------------------------

Note Payable - First Union National                                                                                 32,958
     Due in monthly installments of $694.24 which includes interest calculated at 9.06%.
     Matures in December of 2000.  Secured by vehicle.

Note Payable - Olen Beal                                                                                            41,627
    Due in monthly installments of $1,660.72 which includes interest calculated at 12.0%.
    Matures in April of 1998.  Guaranteed by officers.

Note Payable - First National Bank                                                                                 437,098
    Due in monthly installments of $11,686.55 which includes interest calculated at prime plus 2%.  Matures in September of 1999.  Secured by phone equipment, guarantees by officers, and assignment of life insurance.

Note Payable - Karl Baker                                                                                          191,741
    Due in monthly installments of $5,219.19 which includes interest calculated at 8.0%.
    Matures in April of 1999.  Secured by phone equipment.

Note Payable - First Union National Bank                                                                             2,000
    Due in monthly installments of $666.67 principle plus interest calculated at 10.0%.
    Matures in April of 1996.  Secured by assets of the company.

Note Payable - Elcotel                                                                                              11,300
    Due in monthly installments of $1,341 which includes interest calculated at 16.049%.
    Matures in September of 1996. Secured by phone equipment and guaranteed by officers.

                                                                                                             --------------
                                                                                                                   857,361
  Less:  Current Maturities                                                                                       (213,426)
                                                                                                             --------------
                       Total Long-Term Debt                                                                $       643,935
                                                                                                             ==============


Maturities of long-term debt in each of the next five years are as follows:

        1996                 $  213,426
        1997                    221,139
        1998                    228,947
        1999                    169,611
        2000                     24,238
                              ----------
                             $  857,361
                              ==========




                        See Independent Auditors' Report
                                   Page Seven

                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


NOTE F - INCOME TAXES
- ---------------------
Under Financial Accounting Standards Board Statement No. 109, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

Net deferred tax assets in the accompanying balance sheet include the following components:

Deferred tax asset arising from:
     Net operating loss carryforward                                   $ 38,350
     Valuation Allowance                                                (38,350)
                                                                       --------
Net deferred tax asset                                                 $      0
                                                                       ========

The Company has unused net operating losses available for carryforward to offset future taxable income. The net operating loss carryforward was approximately $250,000 at December 31, 1995 and will expire in the year 2010.


NOTE G - LEASES
- ---------------

The company is the lessee of telephone equipment under capital leases expiring in various years through 1998. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for the year ended December 31, 1995. The following is a summary of property held under capital leases:


         Telephone Equipment                                 $ 416,160
         Accumulated Depreciation                             (113,159)
                                                             ---------
                                                             $ 303,001
                                                             =========

Minimum future lease payments under capital leases as of December 31, 1995 for each of the next five years are as follows:

                1996                  $130,337
                1997                    84,811
                1998                    11,084
                1999                         0
                2000                         0
                                      --------
                                      $226,232
                                      ========



                        See Independent Auditors' Report
                                   Page Eight
                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

NOTE H - RENTALS UNDER OPERATING LEASES
- ---------------------------------------
The Company leased various vehicles under operating leases. Several of those leases were terminated during the year ended December 31, 1995. The remaining operating leases will expire in 1998.

Future minimum rental payments required under operating leases that have remaining terms in excess of one year as of December 31, 1995 are as follows:

              1996                 $ 5,016
              1997                   5,016
              1998                   2,508
                                   -------
                                   $12,540
                                   =======

Rental expense was approximately $19,577.


NOTE I - CONTINGENCIES
- ----------------------
The Company is a party to a contingent payment contract with Karl Baker for $25,000. The agreement states that if contracts purchased from Mr. Baker remain in effect for a specified time period, the payment will be made. However, if contracts are lost, the $25,000 is reduced by $1,000 per occurrence.


NOTE J - SUBSEQUENT EVENTS
- --------------------------
The shareholders of International Pay Phones, Inc. have negotiated to sell all outstanding shares of stock to PhoneTel Technologies, Inc. The transaction was finalized on March 15, 1996. Also, an additional loan was secured from NationsBank on January 3, 1996 in the amount of $50,000.
Interest is calculated at 10%, and the note matures March 3, 1996.


NOTE K - USE OF ESTIMATES
- -------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE L - STOCKHOLDERS' EQUITY
- -----------------------------
The company has 100,000 shares of $1 par common stock authorized and 10,000 outstanding at December 31, 1995.







                        See Independent Auditors' Report
                                    Page Nine

                          MILLER SHERRILL BLAKE CPA PA

[MILLER SHERRILL BLAKE CPA PA LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT
                           ON SUPPLEMENTAL INFORMATION


To the Board of Directors and Stockholders
International Pay Phones, Inc.

Our report on our audit of the basic financial statements of International Pay Phones, Inc. for December 31, 1995 appears on page one. This audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information contained in Schedules I - II is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and, accordingly, we express no opinion on it.


MILLER SHERRILL BLAKE CPA PA


/s/ Miller Sherrill Blake CPA
Lincolnton, North Carolina

                         INTERNATIONAL PAY PHONES, INC.
                         SCHEDULE OF COST OF GOODS SOLD
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   SCHEDULE I


Cost of Goods Sold
- ------------------
    Line Charges                                                      $  983,204
    Telephone Commissions                                                615,527
    Salaries                                                             327,957
    Telephone Supplies                                                   233,435
    Auto Expenses                                                         56,999
    Other Labor                                                            8,377
    Commissions - Sales                                                   26,286
    Armored Car Service                                                   30,517
    Auto Insurance                                                        25,353
    Equipment Rental                                                         357
                                                                      ----------
                     Total Cost Of Goods Sold                         $2,308,012
                                                                      ==========



          See Independent Auditors' Report on Supplementary Information
                                   Page Eleven

                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                 SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   SCHEDULE II


General and Administrative Expenses
- -----------------------------------
    Salary - Officers                                                   $ 90,673
    Payroll Taxes                                                         36,850
    Management Fee                                                        20,800
    Advertising                                                            2,873
    Amortization                                                          38,785
    Answering Service                                                      1,322
    Bank Service Charges                                                   4,487
    Contributions                                                            500
    Dues and Subscriptions                                                19,425
    Entertainment                                                          8,950
    Group Insurance                                                       14,497
    General Insurance                                                     14,702
    Officer Life Insurance                                                 5,792
    Lease Expense                                                         19,577
    Taxes and Licenses                                                    30,968
    Office Expense                                                         9,634
    Pager Expense                                                          5,124
    Pension Expense                                                        3,115
    Postage                                                               13,721
    Professional Fees                                                     17,434
    Rent                                                                  22,343
    Repairs and Maintenance                                               10,048
    Convention Expense                                                     5,133
    Moving Expense                                                         2,100
    Storage                                                                9,971
    Telephone                                                             71,590
    Travel                                                                27,961
    Uniforms                                                                 661
    Utilities                                                              8,227
    Miscellaneous Expense                                                    605
                                                                        --------
                     Total General and Administrative Expenses          $517,868
                                                                        ========


          See Independent Auditors' Report on Supplementary Information
                                   Page Twelve

                          MILLER SHERRILL BLAKE CPA PA